Designated Filer:
Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:
Regional Management Corp. [RM]
Date of Event Requiring Statement:           September 1, 2026

Exhibit 99.3 - Joint Filers’ Signatures

/s/ Matthew Lindenbaum
Matthew Lindenbaum

/s/ Bennett Lindenbaum
Bennett Lindenbaum

Basswood Capital Management, L.L.C.
By: /s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member

Basswood Financial Long Only Fund, LP
By: Basswood Capital Management, L.L.C.
By: /s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member